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Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

        We consent to the use in this Amendment No. 2 to Registration Statement No. 333-98369 of Wynn Las Vegas, LLC and Wynn Las Vegas Capital Corp. on Form S-1 of our reports dated June 6, 2002 and August 21, 2002, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated June 6, 2002 relating to the financial statement schedule appearing elsewhere in this Registration Statement. We also consent to the reference to us under the headings "Selected Financial Data", "Experts" and "Independent Accountants" in such Prospectus.

DELOITTE & TOUCHE LLP

September 16, 2002

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  Exhibit 23.2
INDEPENDENT AUDITORS' CONSENT